Phillip E. Koehnke, apc

.

Exhibit 5.1

May 29, 2015

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:            AXIM Biotechnologies, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to AXIM Biotechnologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation for filing with the U. S. Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 10,000,000 shares ("Shares") of the Company's common stock, par value $0.0001 per share ("Common Stock"), issuable pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”).

We have examined the 2015 Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals.  As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon, subject to the foregoing and assuming that (i) the Company reserves for issuance under the 2015 Plan an adequate number of authorized and unissued shares of Common Stock and (ii) the consideration required to be paid in connection with the issuance and sale of shares of Common Stock under the 2015 Plan is actually received by the Company as provided in the Plan, we are of the opinion that the Shares, when issued in accordance with the 2015 Plan, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Phillip E. Koehnke, APC
Phillip E. Koehnke, APC

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P.O. Box 235472 · Encinitas, California  92024 · Tel (858) 229-8116 E-fax (501) 634-0070